SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2008
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Amendment of Certificate of Incorporation
          On January 17, 2008, the Board of Directors, or the Board, of CytRx Corporation (“we,” “our,” “us,” “CytRx” or the “Company”) authorized an increase from 5,000 to 15,000 in the number of shares of our authorized preferred stock designated as Series A Junior Participating Preferred Stock, or Series A shares. The increase will be effected by a Certificate of Increase in the number of Series A shares filed with the Delaware Secretary of State and that will become part of our Amended and Restated Certificate of Incorporation.
          The purpose of the increase in the number of Series A shares is to implement our current Shareholder Rights Protection Agreement, or Rights Agreement. Under our Rights Agreement, we previously declared a distribution of one right for each share of our outstanding common stock and each share of common stock (including treasury shares) issued in the future (and prior to the “separation time” (as defined in the Rights Agreement)). Each such right entitles the holder to purchase from us as provided in the Rights Plan one ten-thousandth (1/10,000th) of a Series A share. Since we currently have authorized 150,000,000 shares of common stock, including currently issued and outstanding shares and shares held in treasury, we increased the total number of Series A shares to 15,000 (i.e., 1/10,000th of the 150,000,000 total authorized shares of common stock) in order to be able to fully implement the Rights Agreement.
Amendment of Bylaws
          Also on January 17, 2008, the Board approved an amendment to our Restated Bylaws to correct them as they relate to the manner of determining the number of our directors.
          It came to our attention that our Restated Bylaws inadvertently omitted the text of Article II, Section 2, paragraph (a) of the Bylaws previously adopted by the Board specifying that the number of our directors will be fixed by resolution of the Board.
          The above descriptions are qualified in their entirety by the full text of the Certificate of Increase and amendment to our Restated Bylaws in the forms attached to this Form 8-K as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d)	Exhibits.

3.1	Certificate of Increase in Shares Designated as Series A Junior Participating Preferred Stock.

3.2	Amendment to Article II, Section 2, paragraph (a) of the Restated Bylaws of CytRx Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
President and Chief Executive Officer

Dated: January 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Increase in Shares Designated as Series A Junior Participating Preferred Stock

3.2	Amendment to Article II, Section 2, paragraph (a) of the Restated Bylaws of CytRx Corporation

4